                                                                    EXHIBIT 99.1


            COTT CORPORATION REPORTS RECORD BREAKING RESULTS FOR 2003

                    o    SALES RISE 18% TO $1.4 BILLION

                    o    EARNINGS PER SHARE UP 31% TO $1.09

                    o    COMPANY CONFIRMS 2004 GUIDANCE

                         (All information in US dollars)

TORONTO - JANUARY 29, 2004 - Cott Corporation (NYSE:COT;TSX:BCB) today reported sales of $1.4 billion and earnings per diluted share of $1.09 for the full year 2003, driven by strong fourth quarter results which included an extra week as compared to the same quarter last year. Completing its fifth consecutive year of increasing profitable performance, the Company saw improved results in all business units.

"We are seizing the future," said Frank E. Weise, chairman, and chief executive officer. "Thanks to superb performances by Cott employees in each of our businesses, 2003 has been a year of outstanding growth for our Company. As we look ahead we see even more opportunities: to win new customers, to develop new products and to make new acquisitions."


FOURTH QUARTER

For the quarter ended January 3, 2004, sales totaled a record $344.6 million, 23% better than for the same period last year and up 18% excluding the impact of foreign exchange. This increase was led by the Company's UK/Europe business unit where sales rose 37%, up 25% excluding foreign exchange. Sales in the US business unit were up 21%; Canada saw a 12% increase, down 6% when the impact of foreign exchange is included; and sales for the International business unit doubled to $12.4 million, of which sales in Mexico amounted to $8.4 million.

Operating income for the fourth quarter increased 25% to $32.9 million, including a one-time charge of $2.6 million as a result of assets impairments. Net income for the quarter rose 42% to $16.6 million as compared to $11.7 million in the fourth quarter 2002. Earnings per diluted share increased 35% to $0.23 versus $0.17 for the same period last year.

The additional week in the fourth quarter added $20 million in sales and $0.01 in diluted earnings per share.


YEAR 2003

For the full year 2003, sales reached $1.4 billion, an 18% gain over 2002, 16% better than last year excluding acquisitions (13% if foreign exchange is also excluded.) The UK/Europe business unit led the Company's sales growth with a 24% improvement over prior year, 14% better excluding foreign exchange. The US business unit was up 17% and Canada was up 12%, but down 1% when foreign exchange is excluded.

Gross margin for the year rose from 19.4% to 19.5% while operating income was up 21% to $148.9 million. Productivity gains, increased scale, and the integration of recent acquisitions all contributed to this improvement. Excluding $1.8 million in one-time charges incurred during the year, operating income was up 23%. Net income for the year reached $77.4 million, an improvement of 33% as compared to income from continuing operations, as reported, in 2002 of $58.3 million. Earnings per diluted share increased 31% to $1.09 versus the $0.83 reported in 2002 as income from continuing operations (see exhibit 2 for additional details.) Excluding the impact of one-time charges, net income was $79.2 million ($1.12 per diluted share).

Leading the company's earnings improvement, the UK/Europe business unit recorded a better than four fold improvement as compared to prior year bringing its operating earnings to $7.7 million. In the US, the Company's business unit reported a 13% improvement in operating earnings, while in Canada, earnings rose by 11% excluding one-time costs.


MANAGEMENT COMMENTS

"These strong results set a new benchmark for our management team," said Weise, "and I believe that 2004 is bursting with opportunities for the Company to achieve new heights in the year ahead."

Weise also discussed the recently announced acquisition of certain of the assets of North Carolina's Quality Beverage Brands, L.L.C., a move expected to enhance Cott's capabilities and expand its customer base in the Mid Atlantic region, he said. The acquisition, which includes long-term manufacturing agreements with QBB's related company, Independent Beverage Corporation, is expected to add new customers to Cott as well as approximately $45 million in annual sales.

John K. Sheppard, named president and chief operating officer in July 2003, added, "As our 2003 results indicate, opportunities beckon in the United Kingdom and Mexico, and in North America where we are strengthening the coordination of plants and marketing programs that link the United States and Canada. Cott people can take pride in special recognition of the Company over the past year. Noteworthy was the Canadian CEO of the Year award presented to Frank Weise which honors the achievements of everyone who works for Cott."

Last year, at Weise's request, Cott's Board of Directors agreed to reduce his base salary to $1 for 2004 and redirected his pay to a scholarship fund for dependents of Cott employees.

Commenting further on the year ahead, Weise repeated the Company's previously announced guidance. Sales growth of 10% to 12% is anticipated, with EBITDA expected to be between $218 and $222 million (see below for discussion of EBITDA) and earnings per diluted share expected to be in the range of $1.18 to $1.22. Capital spending is expected to be approximately $55 million.

                                       ***

CONFERENCE CALL

Cott will host a conference call today, Thursday, January 29th 2004, at approximately 12:00 pm ET to discuss fourth quarter and year-end financial results.

For those who wish to listen to the presentation, there is a listen-only dial-in telephone line, which can be accessed as follows:

     North America:    800-814-4861
     International:    416-640-1907


WEBCAST

To access the conference call over the Internet, investors, analysts and the public in general are invited to visit Cott's website at http://www.cott.com at least fifteen minutes early to register, download, and install any necessary audio/video software. For those who are unable to access the live broadcasts, a replay will be available at Cott's website following the Conference Call through 12:00 noon ET on Thursday February 5, 2004. Fourth quarter and year end 2003 supplementary financial information for the conference call is available in Investor Relations/Financial Reports section of Cott's website.


ABOUT COTT CORPORATION

Cott Corporation is the world's largest retailer brand soft drink supplier, with the leading take home carbonated soft drink market shares in this segment in its core markets of the United States, Canada and the United Kingdom.


NON-GAAP MEASURE

EBITDA is defined as earnings from continuing operations before interest, income taxes, depreciation, amortization and unusual items. Although it is not a recognized measure of performance under U.S. GAAP, EBITDA is presented because it is a widely accepted financial indicator of a company's ability to incur and service indebtedness. EBITDA should not be considered as an alternative to income from continuing operations, net income, cash flows from operations or any other indicator of Cott's performance or liquidity, determined in accordance with U.S. GAAP. A table reconciling EBITDA with appropriate GAAP financial statement measures is included as an exhibit to this release.


SAFE HARBOR STATEMENTS

This press release contains forward-looking statements reflecting management's current expectations regarding future results of operations, economic performance, financial condition and achievements of the Company. Forward-looking statements, specifically those concerning future performance, are subject to certain risks and uncertainties, and actual results may differ materially. These risks and uncertainties are detailed from time to time in the Company's filings with the appropriate securities commissions, and include, without limitation, stability of procurement costs for raw and packaging materials, adverse weather conditions, competitive activities by national, regional and retailer brand beverage manufacturers, the Company's ability to develop new products that appeal to consumer tastes, the Company's ability to identify acquisition candidates, successfully consummate acquisitions and integrate acquired businesses into its operations, fluctuations in currency versus the U.S. dollar, the uncertainties of litigation, loss of key customers and retailers' continued commitment to their retailer brand beverage programs. The foregoing list of factors is not exhaustive. The Company undertakes no obligation to publicly update or revise any forward-looking statements.


COTT CONTACTS
Media Relations
Michelle Farley         Tel: (416) 203-5613

Investor Relations
Edmund O'Keeffe         Tel: (416) 203-5617

COTT CORPORATION                                                       EXHIBIT 1
CONSOLIDATED STATEMENTS OF INCOME
(IN MILLIONS OF US DOLLARS EXCEPT PER SHARE AMOUNTS, US GAAP)
UNAUDITED

                                                        FOR THE THREE MONTHS ENDED         FOR THE YEAR ENDED
                                                        --------------------------    --------------------------
                                                        JANUARY 3,    DECEMBER 28,    JANUARY 3,    DECEMBER 28,
                                                           2004           2002          2004           2002(1)
                                                        ----------    ------------    ----------    ------------
SALES                                                    $   344.6     $    280.3     $  1,417.8     $  1,198.6
Cost of sales                                                276.2          227.3        1,141.0          965.7
                                                         ---------     ----------     ----------     ----------
GROSS PROFIT                                                  68.4           53.0          276.8          232.9

Selling, general and administrative expenses                  32.9           26.6          126.1          110.2
Unusual items                                                  2.6             --            1.8             --
                                                         ---------     ----------     ----------     ----------

OPERATING INCOME                                              32.9           26.4          148.9          122.7

Other expense (income), net                                   (0.3)           0.8            0.5           14.0
Interest expense, net                                          6.4            7.5           27.5           32.9
Minority interest                                              1.1            0.5            3.2            2.1
                                                         ---------     ----------     ----------     ----------

INCOME BEFORE INCOME TAXES AND EQUITY LOSS                    25.7           17.6          117.7           73.7

Income taxes                                                  (9.0)          (5.7)         (40.1)         (24.4)
Equity loss                                                   (0.1)          (0.2)          (0.2)          (0.6)
                                                         ---------     ----------     ----------     ----------

INCOME FROM CONTINUING OPERATIONS                             16.6           11.7           77.4           48.7

Cumulative effect of change in accounting principle             --             --             --          (44.8)
                                                         ---------     ----------     ----------     ----------
NET INCOME                                               $    16.6     $     11.7     $     77.4    $       3.9
                                                         =========     ==========     ==========    ===========

VOLUME - 8 OZ EQUIVALENT CASES                               244.1          191.9        1,012.5          814.9

INCOME PER COMMON SHARE - BASIC
   Income from continuing operations                     $    0.24     $     0.17     $     1.12    $      0.75
   Cumulative effect of change in accounting principle   $      --     $       --     $       --    $     (0.69)
   Net income                                            $    0.24     $     0.17     $     1.12    $      0.06

INCOME PER COMMON SHARE - DILUTED
   Income from continuing operations                     $    0.23     $     0.17     $     1.09    $      0.69
   Cumulative effect of change in accounting principle   $      --     $       --     $       --    $     (0.64)
   Net income                                            $    0.23     $     0.17     $     1.09    $      0.06

------------
(1) Revised to reflect the implementation of SFAS 145, which no longer allows early debt redemption costs to be recorded as extraordinary items.

COTT CORPORATION                                                       EXHIBIT 2
SUPPLEMENTAL INCOME INFORMATION
(IN MILLIONS OF US DOLLARS EXCEPT PER SHARE AMOUNTS, US GAAP)
UNAUDITED

                                                        FOR THE THREE MONTHS ENDED                FOR THE YEAR ENDED
                                                        --------------------------    -------------------------------------------
                                                                                                       REVISED       AS REPORTED
                                                        JANUARY 3,    DECEMBER 28,    JANUARY 3,     DECEMBER 28,    DECEMBER 28,
                                                           2004           2002           2004          2002(1)         2002(2)
                                                        ----------    ------------    -----------    ------------    ------------
SALES                                                   $   344.6      $   280.3       $ 1,417.8       $ 1,198.6       $ 1,198.6
Cost of sales                                               276.2          227.3         1,141.0           965.7           965.7
                                                        ---------      ---------       ---------       ---------       ---------

GROSS PROFIT                                                 68.4           53.0           276.8           232.9           232.9

Selling, general and administrative expenses                 32.9           26.6           126.1           110.2           110.2
Unusual items                                                 2.6             --             1.8              --              --
                                                        ---------      ---------       ---------       ---------       ---------

OPERATING INCOME                                             32.9           26.4           148.9           122.7           122.7

Other expense (income), net                                  (0.3)           0.8             0.5            14.0(3)         (0.1)(3)
Interest expense, net                                         6.4            7.5            27.5            32.9            32.9
Minority interest                                             1.1            0.5             3.2             2.1             2.1
                                                        ---------      ---------       ---------       ---------       ---------

INCOME BEFORE INCOME TAXES AND EQUITY LOSS                   25.7           17.6           117.7            73.7            87.8

Income taxes                                                 (9.0)          (5.7)          (40.1)          (24.4)(3)       (28.9)(3)
Equity loss                                                  (0.1)          (0.2)           (0.2)           (0.6)           (0.6)
                                                        ---------      ---------       ---------       ---------       ---------

INCOME FROM CONTINUING OPERATIONS                            16.6           11.7            77.4            48.7            58.3

Extraordinary item                                             --             --              --              --            (9.6)
Cumulative effect of change in accounting principle            --             --              --           (44.8)          (44.8)
                                                        ---------      ---------       ---------       ---------       ---------
NET INCOME                                              $    16.6      $    11.7       $    77.4       $     3.9       $     3.9
                                                        =========      =========       =========       =========       =========

VOLUME - 8 OZ EQUIVALENT CASES                              244.1          191.9         1,012.5           814.9           814.9

INCOME PER COMMON SHARE - BASIC
  Income from continuing operations                     $    0.24      $    0.17       $    1.12       $    0.75       $    0.89
  Extraordinary item                                    $      --      $      --       $      --       $      --       $   (0.15)
  Cumulative effect of change in accounting principle   $      --      $      --       $      --       $   (0.69)      $   (0.69)
  Net income                                            $    0.24      $    0.17       $    1.12       $    0.06       $    0.06


INCOME PER COMMON SHARE - DILUTED
  Income from continuing operations                     $    0.23      $    0.17       $    1.09       $    0.69       $    0.83
  Extraordinary item                                    $      --      $      --       $      --       $      --       $   (0.14)
  Cumulative effect of change in accounting principle   $      --      $      --       $      --       $   (0.64)      $   (0.64)
  Net income                                            $    0.23      $    0.17       $    1.09       $    0.06       $    0.06

------------
(1) Revised to reflect the implementation of SFAS 145, which no longer allows early debt redemption costs to be recorded as extraordinary items.
(2)  As reported in January 2003 and based on U.S. GAAP in effect at that time.
(3) As a result of SFAS 145, other expense has been increased by $14.1 million and income taxes have been reduced by $4.5 million, decreasing income from continuing operations by $9.6 million or $0.14 per diluted share.

COTT CORPORATION                                                       EXHIBIT 3
CONSOLIDATED STATEMENTS OF CASH FLOWS
(IN MILLIONS OF US DOLLARS, US GAAP)
UNAUDITED

                                                     FOR THE THREE MONTHS ENDED        FOR THE YEAR ENDED
                                                     --------------------------    --------------------------
                                                     JANUARY 3,    DECEMBER 28,    JANUARY 3,    DECEMBER 28,
                                                        2004          2002            2004          2002(1)
                                                     ----------    ------------    ----------    ------------
OPERATING ACTIVITIES
   Income from continuing operations                   $  16.6       $  11.7        $   77.4       $   48.7
   Depreciation and amortization                          13.1          11.8            51.0           44.1
   Amortization of financing fees                          0.2           0.4             1.7            1.7
   Deferred income taxes                                  (0.5)          1.5             9.6            5.3
   Minority interest                                       1.1           0.5             3.2            2.1
   Equity loss                                             0.1           0.2             0.2            0.6
   Gain on disposal of investment                           --            --              --           (1.3)
   Other non-cash items                                    3.2           0.9             3.4            5.9
   Net change in non-cash working capital from
      continuing operations                                0.7           2.6            (3.8)         (16.5)
                                                       -------       -------        --------       --------
   Cash provided by operating activities                  34.5          29.6           142.7           90.6
                                                       -------       -------        --------       --------
INVESTING ACTIVITIES
   Additions to property, plant and equipment            (14.2)        (14.1)          (49.1)         (41.2)
   Acquisitions and equity investments                   (50.3)           --           (49.8)         (30.6)
   Notes receivable                                         --            --            (2.5)            --
   Other                                                    --          (2.6)           (0.4)          (0.5)
                                                       -------       -------        --------       --------
   Cash used in investing activities                     (64.5)        (16.7)         (101.8)         (72.3)
                                                       -------       -------        --------       --------
FINANCING ACTIVITIES
   Payments of long-term debt                             (2.0)         (8.6)          (90.2)        (287.2)
   Payment of deferred consideration on acquisition         --         (19.5)             --          (19.5)
   Issue of long-term debt                                  --           0.5              --            1.0
   Short-term borrowings                                  36.1           4.7            55.8          (12.9)
   Decrease in cash in trust                                --            --              --          297.3
   Distributions to subsidiary minority shareowner        (1.3)         (0.5)           (4.1)          (3.9)
   Issue of common shares                                  5.6           0.6            12.3            5.8
   Other                                                  (0.1)         (0.2)           (0.4)          (0.2)
                                                       -------       -------        --------       --------
   Cash provided by (used in) financing activities        38.3         (23.0)          (26.6)         (19.6)
                                                       -------       -------        --------       --------
Effect of exchange rate changes on cash                    0.7           0.2             0.8            0.7
                                                       -------       -------        --------       --------
NET INCREASE (DECREASE) IN CASH                            9.0          (9.9)           15.1           (0.6)
CASH, BEGINNING OF PERIOD                                  9.4          13.2             3.3            3.9
                                                       -------       -------        --------       --------
CASH, END OF PERIOD                                    $  18.4       $   3.3        $   18.4       $    3.3
                                                       =======       =======        ========       ========

------------
(1) Revised to reflect the implementation of SFAS 145, which no longer allows early debt redemption costs to be recorded as extraordinary items.

COTT CORPORATION                                                       EXHIBIT 4
SUPPLEMENTAL CASH FLOW INFORMATION
(IN MILLIONS OF US DOLLARS, US GAAP)
UNAUDITED

                                                      FOR THE THREE MONTHS ENDED                FOR THE YEAR ENDED
                                                      --------------------------    ------------------------------------------
                                                                                                    REVISED       AS REPORTED
                                                      JANUARY 3,    DECEMBER 28,    JANUARY 3,    DECEMBER 28,    DECEMBER 28,
                                                         2004          2002            2004          2002(1)         2002(2)
                                                      ----------    ------------    ----------    ------------    ------------
OPERATING ACTIVITIES
   Income from continuing operations                   $  16.6        $  11.7        $   77.4       $   48.7        $   58.3
   Depreciation and amortization                          13.1           11.8            51.0           44.1            44.1
   Amortization of financing fees                          0.2            0.4             1.7            1.7             1.7
   Deferred income taxes                                  (0.5)           1.5             9.6            5.3             9.8
   Minority interest                                       1.1            0.5             3.2            2.1             2.1
   Equity loss                                             0.1            0.2             0.2            0.6             0.6
   Gain on disposal of investment                           --             --              --           (1.3)           (1.3)
   Other non-cash items                                    3.2            0.9             3.4            5.9             2.4
   Net change in non-cash working capital from
      continuing operations                                0.7            2.6            (3.8)         (16.5)          (16.5)
                                                       -------        -------        --------       --------        --------
   Cash provided by continuing operations                 34.5           29.6           142.7           90.6           101.2
   Cash cost of redemption of long-term debt                --             --              --             --           (10.6)
                                                       -------        -------        --------       --------        --------
   Cash provided by operating activities                  34.5           29.6           142.7           90.6            90.6
                                                       -------        -------        --------       --------        --------
INVESTING ACTIVITIES
   Additions to property, plant and equipment            (14.2)         (14.1)          (49.1)         (41.2)          (41.2)
   Acquisitions and equity investments                   (50.3)            --           (49.8)         (30.6)          (30.6)
   Notes receivable                                         --             --            (2.5)            --              --
   Other                                                    --           (2.6)           (0.4)          (0.5)           (0.5)
                                                       -------        -------        --------       --------        --------
   Cash used in investing activities                     (64.5)         (16.7)         (101.8)         (72.3)          (72.3)
                                                       -------        -------        --------       --------        --------
FINANCING ACTIVITIES
   Payments of long-term debt                             (2.0)          (8.6)          (90.2)        (287.2)         (287.2)
   Payment of deferred consideration on acquisition         --          (19.5)             --          (19.5)          (19.5)
   Issue of long-term debt                                  --            0.5              --            1.0             1.0
   Short-term borrowings                                  36.1            4.7            55.8          (12.9)          (12.9)
   Decrease in cash in trust                                --             --              --          297.3           297.3
   Distributions to subsidiary minority shareowner        (1.3)          (0.5)           (4.1)          (3.9)           (3.9)
   Issue of common shares                                  5.6            0.6            12.3            5.8             5.8
   Other                                                  (0.1)          (0.2)           (0.4)          (0.2)           (0.2)
                                                       -------        -------        --------       --------        --------
   Cash provided by (used in) financing activities        38.3          (23.0)          (26.6)         (19.6)          (19.6)
                                                       -------        -------        --------       --------        --------
Effect of exchange rate changes on cash                    0.7            0.2             0.8            0.7             0.7
                                                       -------        -------        --------       --------        --------
NET INCREASE (DECREASE) IN CASH                            9.0           (9.9)           15.1           (0.6)           (0.6)
CASH, BEGINNING OF PERIOD                                  9.4           13.2             3.3            3.9             3.9
                                                       -------        -------        --------       --------        --------
CASH, END OF PERIOD                                    $  18.4        $   3.3        $   18.4       $    3.3        $    3.3
                                                       =======        =======        ========       ========        ========

------------
(1) Revised to reflect the implementation of SFAS 145, which no longer allows early debt redemption costs to be recorded as extraordinary items.
(2)  As reported in January 2003 and based on U.S. GAAP in effect at that time.

COTT CORPORATION                                                       EXHIBIT 5
CONSOLIDATED BALANCE SHEETS
(IN MILLIONS OF US DOLLARS, US GAAP)

                                                  UNAUDITED              AUDITED
                                               JANUARY 3, 2004    DECEMBER 28, 2002(1)
                                               ---------------    --------------------
ASSETS

CURRENT ASSETS
Cash                                              $   18.4              $    3.3
Accounts receivable                                  148.8                 136.2
Inventories                                           94.4                  78.0
Prepaid expenses and other                             5.5                   7.2
                                                  --------              --------

                                                     267.1                 224.7
PROPERTY, PLANT AND EQUIPMENT                        314.3                 273.0
GOODWILL                                              81.6                  77.0
INTANGIBLES AND OTHER ASSETS                         245.8                 210.7
                                                  --------              --------
                                                  $  908.8              $  785.4
                                                  ========              ========
LIABILITIES AND SHAREOWNERS' EQUITY

CURRENT LIABILITIES
Short-term borrowings                             $   78.1              $   21.3
Current maturities of long-term debt                   3.3                  16.5
Accounts payable and accrued liabilities             140.5                 130.0
                                                  --------              --------

                                                     221.9                 167.8
LONG-TERM DEBT                                       275.7                 339.3
DEFERRED INCOME TAXES                                 40.5                  33.5
                                                  --------              --------

                                                     538.1                 540.6

MINORITY INTEREST                                     25.6                  26.6

SHAREOWNERS' EQUITY
Capital stock                                        267.9                 248.1
Retained earnings                                     83.3                   5.9
Accumulated other comprehensive income                (6.1)                (35.8)
                                                  --------              --------
                                                     345.1                 218.2
                                                  --------              --------
                                                  $  908.8              $  785.4
                                                  ========              ========

------------
(1) Comparative amounts in the prior year have been reclassified to conform to the financial statement presentation adopted in the current year.

COTT CORPORATION                                                       EXHIBIT 6
SEGMENT INFORMATION
(IN MILLIONS OF US DOLLARS, US GAAP)
UNAUDITED

                                  FOR THE THREE MONTHS ENDED        FOR THE YEAR ENDED
                                  --------------------------    --------------------------
                                  JANUARY 3,    DECEMBER 28,    JANUARY 3,    DECEMBER 28,
                                     2004         2002(1)          2004         2002(1)
                                  ----------    ------------    ----------    ------------
SALES
   USA                             $  237.6       $  197.1       $1,016.6       $  872.2
   Canada                              48.2           42.9          191.0          171.2
   UK & Europe                         45.9           33.6          166.6          134.3
   International                       12.4            6.4           42.1           20.3
   Corporate & Other                    0.5            0.3            1.5            0.6
                                   --------       --------       --------       --------
                                   $  344.6       $  280.3       $1,417.8       $1,198.6
                                   ========       ========       ========       ========
OPERATING INCOME (LOSS)
   USA                             $   29.0       $   23.8       $  124.8       $  110.2
   Canada                               4.7            5.0           17.8           17.9
   UK & Europe                          1.1            1.7            7.7            1.8
   International                        1.2           (1.2)           5.7            1.1
   Corporate & Other                   (3.1)          (2.9)          (7.1)          (8.3)
                                   --------       --------       --------       --------
                                   $   32.9       $   26.4       $  148.9       $  122.7
                                   ========       ========       ========       ========

------------
(1) Comparative amounts in the prior year have been reclassified to conform to the segment presentation adopted in the current year.

COTT CORPORATION                                                       EXHIBIT 7
SUPPLEMENTARY INFORMATION - NON GAAP MEASURES
(IN MILLIONS OF US DOLLARS)
UNAUDITED

                                    FOR THE THREE MONTHS ENDED        FOR THE YEAR ENDED
                                    --------------------------    --------------------------
                                    JANUARY 3,    DECEMBER 28,    JANUARY 3,    DECEMBER 28,
                                       2004           2002           2004           2002
                                    ----------    ------------    ----------    ------------
INCOME FROM CONTINUING OPERATIONS    $   16.6       $   11.7       $   77.4       $   48.7
   Depreciation and amortization         13.1           11.8           51.0           44.1
   Interest expense, net                  6.4            7.5           27.5           32.9
   Income taxes                           9.0            5.7           40.1           24.4
   Debt redemption costs                   --             --             --           14.1
   Unusual items                          2.6             --            1.8             --
                                     --------       --------       --------       --------
EBITDA                               $   47.7       $   36.7       $  197.8       $  164.2
                                     ========       ========       ========       ========

FOR THE YEAR ENDED JANUARY 1, 2005 -- GUIDANCE

INCOME FROM CONTINUING OPERATIONS      $85 - $88

Depreciation and amortization             $58
Interest expense, net                     $30
Income taxes                           $45 - $46
                                      -----------
EBITDA                                $218 - $222
                                      ===========

EBITDA is defined as earnings from continuing operations before interest, income taxes, depreciation, amortization and unusual items. Although it is not a recognized measure of performance under U.S. GAAP, EBITDA is presented because it is a widely accepted financial indicator of a company's ability to incur and service indebtedness. EBITDA should not be considered as an alternative to income from continuing operations, net income, cash flows from operations or any other indicator of Cott's performance or liquidity, determined in accordance with U.S. GAAP. Cott's method of calculating EBITDA may differ from methods used by other companies and, accordingly, Cott's EBITDA may not be comparable to similarly titled measures used by other companies.


SAFE HARBOR STATEMENTS

This document contains forward-looking statements reflecting management's current expectations regarding future results of operations, economic performance, financial condition and achievements of the Company. Forward-looking statements, specifically those concerning future performance, are subject to certain risks and uncertainties, and actual results may differ materially. These risks and uncertainties are detailed from time to time in the Company's filings with the appropriate securities commissions, and include, without limitation, stability of procurement costs for raw and packaging materials, adverse weather conditions, competitive activities by national, regional and retailer brand beverage manufacturers, the Company's ability to develop new products that appeal to consumer tastes, the Company's ability to identify acquisition candidates, successfully consummate acquisitions and integrate acquired businesses into its operations, fluctuations in currency versus the U.S. dollar, the uncertainties of litigation, loss of key customers and retailers' continued commitment to their retailer brand beverage programs. The foregoing list of factors is not exhaustive. The Company undertakes no obligation to publicly update or revise any forward-looking statements.